Etsy Announces $100 Million Stock Repurchase Program

BROOKLYN, N.Y. -- November 17, 2017 -- Etsy, Inc. (NASDAQ: ETSY), the global marketplace for unique and creative goods, today announced that its Board of Directors has approved a stock repurchase program that will enable the Company to repurchase up to $100 million of its common stock. The program will help offset the dilutive impact of recent and future employee stock option exercises and restricted stock vesting.

“This repurchase program demonstrates the Board’s confidence in our future and our commitment to delivering value to all of our stakeholders,” said Josh Silverman, Etsy CEO. “Our capital allocation strategy prioritizes deploying our strong balance sheet to fund both internal and external opportunities that will accelerate our long-term growth trajectory.”

Under the stock repurchase program, Etsy may purchase shares of its common stock through various means, including open market transactions, privately negotiated transactions, tender offers or any combination thereof. In addition, open market repurchases of common stock may be made pursuant to trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit common stock to be repurchased at a time that Etsy might otherwise be precluded from doing so under insider trading laws or self-imposed trading restrictions. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, stock price, trading volume and general market conditions, along with Etsy’s working capital requirements, general business conditions and other factors. The stock repurchase program has no time limit and may be modified, suspended or terminated at any time by the Board of Directors. Repurchases under the stock repurchase program will be funded from Etsy’s existing cash and cash equivalents or future cash flow. As of September 30, 2017, Etsy had cash and cash equivalents of approximately $260.3 million. Etsy had approximately 121,714,269 shares of common stock outstanding as of October 30, 2017.

About Etsy

Etsy, Inc. is the global marketplace for unique and creative goods. Our mission is to keep commerce human, and we're committed to using the power of business to strengthen communities and empower people. We connect millions of buyers and sellers from nearly every country in the world. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs.

Etsy was founded in 2005 and is headquartered in Brooklyn, New York.

Etsy has used, and intends to continue using, its investor relations website and the Etsy News Blog (blog.etsy.com/news) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Etsy News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.

Cautionary Statement Regarding Forward-Looking Statements

This press release (including statements quoted in this press release) contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include our expectations regarding the amount of and timing, methods and funding sources for repurchases of our common stock under the stock repurchase program and the effect of the repurchase program on dilution to our shareholders, the value of our common stock and our ability to accelerate our long-term growth.

Forward-looking statements include all statements that are not historical fact. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include our stock price, the trading volume of our stock, the nature of other investment opportunities presented to us from time to time, our cash flows from operations, general economic conditions, and other risks and uncertainties that are more fully described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and subsequent reports that we file with the Securities and Exchange Commission.

Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements, except as required by law.

Investor Relations Contact:
Etsy, Jennifer Beugelmans, Vice President, Investor Relations
ir@etsy.com

Media Relations Contact:
Etsy, Jessica Doyle, Vice President, Communications
press@etsy.com